BioLargo Announces Results of 2025 Annual Stockholder Meeting

No immediate intention to proceed with a reverse stock split – “This vote empowers us to be ready when the time is right.”

Westminster, CA – June 26, 2025 – BioLargo, Inc. (OTCQX:BLGO), a company that creates and commercializes sustainable technologies to solve tough environmental and cleantech challenges, today announced that all matters submitted to a vote of the stockholders at its 2025 annual stockholder meeting were approved. Although the proposal authorizing the company’s board to implement a reverse stock split in a ratio of up to 10-for-1 was approved, the board has no immediate plans to do so, instead intending to do so only in conjunction with an uplisting to Nasdaq or the New York Stock Exchange, and only if needed to meet the minimum price requirement.

BioLargo’s CEO Dennis Calvert commented, “We believe BioLargo is at a pivotal moment in its journey, with momentum building across multiple fronts of our business. As we execute on our commercial strategy, we expect our stock price to increase. In such a scenario, we want to be fully prepared to take the next strategic step—uplisting to a national exchange—to expand our reach and attract institutional investors, enhance trading liquidity, and build a broader base of long-term stockholders. While we currently meet all key qualifications for uplisting except stock price, our Board of Directors believes it's prudent to have the flexibility to act decisively if market conditions align with our growth. This vote empowers us to be ready when the time is right.”

BioLargo filed a Form 8-K with the U.S. Securities and Exchange Commission disclosing the voting results on January 25, 2025 (https://www.biolargo.com/sec-filings).

About BioLargo, Inc.

BioLargo, Inc. (OTCQX:BLGO) is a cleantech and life sciences innovator and engineering services solution provider. Our core products address PFAS contamination, achieve advanced water and wastewater treatment, control odor and VOCs, improve air quality, enable energy-efficiency and safe on-site energy storage, and control infections and infectious disease. Our approach is to invent or acquire novel technologies, develop them into product offerings, and extend their commercial reach through licensing and channel partnerships to maximize their impact. See our website at www.BioLargo.com.

Contact Information

Dennis P. Calvert

President and CEO, BioLargo, Inc.

888-400-2863

Safe Harbor Act

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about BioLargo’s (the “Company”) expectations regarding anticipated revenue; and plans for future operations. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the dependency of the Company on the performance of distributors of the Company’s products. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.